EXHIBIT 32.1

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of Bonanza Gold Corp. (the “Company”) on Form 10-K/A for the period ending December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig Russell, Chief Executive Officer and Chief Financial Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BONANZA GOLD CORP.

/s/:  Craig Russell

CRAIG RUSSELL,

Chief Executive Officer

Principal Executive Officer

Chief Financial Officer

Principal Financial Officer

October 25, 2013